UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2011

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item                        1.01.                     Entry into a Material Definitive Agreement.

On December 29, 2011, Inland American Real Estate Trust, Inc., a Maryland corporation (referred to herein as “us,” “we,” “our” or the “Company”), entered into a Master Management Agreement and Property Management Agreement Extension Agreement (the “Extension Agreement”) with Inland American Apartment Management LLC, Inland American Industrial Management LLC, Inland American Office Management LLC and Inland American Retail Management LLC, each a Delaware limited liability company (collectively, the “Managers”).

The Extension Agreement extends the term of each of the master management agreements with the Managers, through June 30, 2012.  In addition, the Extension Agreement likewise extends the term of various individual property management agreements, between us and the applicable Managers, governing the management of our properties, through June 30, 2012.  In consideration for these extensions, the Managers have agreed to reduce the monthly property management fees paid (1) in respect of triple-net lease properties, from an amount that currently ranges from 2.99% to 4.5% of the gross income generated by the applicable property each month, to 2.9% of the gross income generated by the applicable property each month and (2) in respect of bank branches, from an amount that currently ranges from 3.9% to 4.5% of the gross income generated by the applicable property each month, to 2.5% of the gross income generated by the applicable property each month.  The fee reductions will be applied to each of these existing properties, as listed in the exhibits to the Extension Agreement, effective January 1, 2012, as well as to any triple-net lease properties and bank branches acquired after January 1, 2012.

In all other material respects, the terms and conditions of the master management agreements and the individual property management agreements remain unchanged.

The information set forth above with respect to the Extension Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Extension Agreement, which is attached hereto as Exhibit 10.1, and incorporated into this Item 1.01 disclosure by reference.

Item 7.01.                                          Regulation FD Disclosure.

A copy of a letter from the Company to its stockholders, dated December 29, 2011, regarding the estimated value per share of our common stock, as discussed in Item 8.01 of this Current Report, is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  In addition, Exhibit 99.1 shall not be incorporated by reference into our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.                                          Other Events.

Estimated Value per Share

On December 29, 2011, we announced an estimated value per share of our common stock equal to $7.22.  We are publishing an estimated per share value of our common stock to assist broker dealers that sold our common stock in our initial and follow-on “best efforts” offerings to comply with the rules published by the Financial Industry Regulatory Authority (“FINRA”) and to assist fiduciaries of retirement plans subject to annual reporting requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whose clients purchased our common stock.

Methodology

Our business manager, Inland American Business Manager & Advisor, Inc. (the “Business Manager”), estimated the per share value of our common stock by using the methodology described below.  Real Globe Advisors, LLC (“Real Globe”) was engaged by the Company to perform agreed upon procedures to analyze the Business Manager’s approach to valuation, its underlying assumptions and its recommendation regarding per share value.  Real Globe does not have any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which we are a party, and there are no material conflicts of interest between Real Globe, on one hand, and the Company, the Business Manager or any of our directors, on the other.

To estimate our per share value, our Business Manager began by estimating the value of the Company’s real properties using a discounted cash flow of projected net operating income less capital expenditures for each property, for the ten-year period ending December 31, 2021.  In this analysis, the Business Manager used a range of discount rates and exit capitalization rates, as described below, for similar property types and that the Business Manager believed fell within ranges that would be used by similar investors to value the Company’s real properties.  To arrive at the total asset value, the Business Manager added the value of non-core investments, such as cash, marketable securities, joint ventures and land held for developments, to the value of the real properties described above. From total asset value, the Business Manager then subtracted the total fair value of the Company’s debt.  This value was then divided by the number of shares outstanding as of December 27, 2011.

Real Globe reviewed a representative sample of the Business Manager’s underlying cash flow forecasts, including comparison of forecasts to historical results, existing lease agreements and other financial analyses.  Real Globe also reviewed a representative sample of future revenue and expense growth rates, leasing and occupancy assumptions as well as exit capitalization rates and discount rates to industry data.  Real Globe additionally reviewed the final analysis of the estimated share value.  On December 21, 2011, Real Globe delivered a report to the Company, which was also provided to our Business Manager, summarizing Real Globe’s findings.  Real Globe concluded that based upon the agreed upon procedures that it performed, nothing of an adverse nature or character had come to Real Globe’s attention regarding the financial data or the underlying assumptions used in the Business Manager’s valuation of the Company.

At a meeting of our board of directors on December 27, 2011, our Business Manager presented Real Globe’s report and recommended the Business Manager’s calculation of the estimated per share value of our common stock.  After considering all information provided in light of the board of directors’ extensive knowledge of our assets, our board of directors unanimously accepted the Business Manager’s recommendation of an estimated value of our common stock equal to $7.22 per share.

The following table summarizes the individual components used to estimate value:

Per Share
Real Properties (1)	$12.97
Joint Ventures and Land held for Developments (2)	$.74
Marketable Securities (3)	$.31
Cash and Other Assets, net of other liabilities	$.23
Fair Value of Debt (4)	$(7.03)
Estimated per Share Value	$7.22

(1)          Our real properties were valued using a ten-year discounted cash flow model. We believe that this is a conservative method of estimating value.

The key assumptions (shown on a weighted-average basis) that were used in the discounted cash flow models to estimate the value of our real properties are set forth in the following table.  The assumptions are separately reflected for each of the five business segments reported in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2011, and on a weighted average basis.

	Retail	Lodging	Office	Multi-Family	Industrial	Weighted Average Basis	Weighted Average Range
Exit capitalization rate	7.1%	8.1%	7.3%	5.9%	7.8%	7.4%	7.4% - 7.8%
Discount rate/internal rate of return (“IRR”)	7.4%	10.0%	7.9%	7.3%	8.1%	8.3%	8.3% - 8.7%
Annual market rent growth rate	3.2%	3.7%	3.0%	2.2%	2.8%	3.2%	—
Annual holding period	10 years	10 years	10 years	10 years	10 years	10 years	—

A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain unchanged, an increase in the weighted average annual discount rate/IRR and the exit capitalization rate of 0.25% would reduce the value of our real properties by approximately 2.5%.

(2)          Value for our joint ventures and developments was also estimated using a discounted cash flow model and our value was based on our proportionate interest under the respective joint venture agreements.

(3)          Marketable securities were valued using the closing price of each security on December 15, 2011.

(4)          The fair value of our debt instruments was estimated using discounted cash flow models, which assume a weighted average effective interest rate of 5.8% per annum. We believe that this assumption reflects the terms currently available on similar borrowing terms to borrowers with credit profiles similar to ours.

The Business Manager believes that the methods it used to estimate the per share value of our common stock and our assets and liabilities are industry standard.  The value of our real estate assets reflects an overall decline from original purchase price plus post-acquisition capital investments of 11%.  We believe that the assumptions described herein to estimate value are within the ranges used by sellers of similar properties as well as joint venture and development assets.  The estimated value may not, however, represent current market values or fair values as determined in accordance with U.S. generally accepted accounting principles (or “GAAP”).  Real properties are currently carried at their amortized cost basis in the Company’s financial statements.  The estimated value of our real estate assets reflected above does not necessarily represent the value we would receive or accept if the assets were marketed for sale.  The market for commercial real estate can fluctuate and values are expected to change in the future.  Further, the estimated per share value of the Company’s common stock does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of any sale of its assets.

Our estimated per share value was calculated on a “net asset value” basis by aggregating the value of our real estate assets, subtracting the fair value of our liabilities, and dividing the total by the number of our common shares outstanding, all as of December 27, 2011. Our estimated share value does not reflect “enterprise value” which includes a premium for:

•                                     the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•                                     any other intangible value associated with a going concern; or

•                                     the possibility that our shares could trade at a premium to net asset value if we listed them on a national securities exchange.

Limitations of the Estimated Value per Share

As mentioned above, we are providing this estimated value per share to assist broker dealers with customers who own shares of our common stock in meeting their customer account statement reporting obligations and to assist fiduciaries of retirement plans subject to annual reporting requirements of ERISA in the preparation of their reports.  In addition, we intend to report this estimated value per share to fiduciaries of retirement plans preparing annual valuation statements.  The estimated value per share set forth above will first appear on December 31, 2011 customer account statements that will be mailed in January 2012.

As with any methodology used to estimate value, the methodology employed by our Business Manager and reviewed by Real Globe was based upon a number of estimates and assumptions that may not be accurate or complete.  Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our estimated value per share.  The estimated per share value established by us represents neither the fair value according to GAAP of our assets less liabilities, nor the amount that our shares would trade at on a national securities exchange or the amount a stockholder would obtain if he or she tried to sell his or her shares or if we liquidated our assets and distributed the proceeds after paying all of our expenses and liabilities.  Accordingly, with respect to the estimated value per share, we can give no assurance that:

•                                          a stockholder would be able to resell his or her shares at this estimated value;

•                                          a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•                                          our shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange; or

•                                          the methodology used to estimate our value per share would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The estimated value per share was accepted by our board on December 27, 2011.  The value of our shares will likely change over time and will be influenced by changes to the value of our individual assets as well as changes and developments in the real estate and capital markets.  We believe the current downturn in the economy has depressed the value of our assets and hence the estimated value of our shares.  We currently expect to update our estimated value per share at least every twelve months.

Declaration of December Distribution

On December 6, 2011, our board declared a monthly distribution for December, payable to all stockholders of record on December 30, 2011.  Distributions payable to each stockholder of record will be paid in cash on January 12, 2012.  The declared distribution equals an annualized amount equal to $0.50 per share.  This equates to a 5% annualized yield on a $10.00 share price and a 6.9% annualized yield on a share price of $7.22.

New Purchase Price under Distribution Reinvestment Plan

Pursuant to the Company’s Second Amended and Restated Distribution Reinvestment Plan (the “Plan”), the price per share for shares of common stock purchased under the Plan is equal to 100% of the “market price” of a share of the Company’s common stock until the shares become listed for trading.  For these purposes, “market price” means, prior to the shares of the Company’s common stock being listed for trading, the fair market value of a share of the Company’s common stock, as estimated by the Company.  Accordingly, under the Plan, beginning with reinvestments made after December 29, 2011, and until we announce a new estimated value of our common stock, distributions may be reinvested in shares of our common stock at a price equal to $7.22 per share.

Amendment and Restatement of Share Repurchase Program

On December 27, 2011, our board of directors adopted a Second Amended and Restated Share Repurchase Program, referred to herein as the “Amended Program,” which will be effective February 1, 2012. The purpose of the Amended Program is to authorize us to repurchase shares of our common stock, on a quarterly basis, from the beneficiary of a stockholder that has died or from stockholders that have a “qualifying disability” or are confined to a “long-term care facility” (together, referred to herein as “hardship repurchases”).  The terms of the Amended Program are summarized below.

Repurchase Price.  Under the Amended Program, we are authorized to repurchase shares at a price per share equal to 100% of the most recently disclosed estimated per share value of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders, designated as such by the board, of all or a portion of the net proceeds from the sales, until we have published a new estimated per share value, the price per share will be reduced by the amount of net sale proceeds per share that we designate as a special distribution.  On December 29, 2011, we announced an estimated per share value of our common stock equal to $7.22 per share.

Repurchase Limits.  Our obligation to repurchase any shares under the Amended Program is conditioned upon our having sufficient funds available to complete the repurchase.  Our board has initially reserved $10.0 million per calendar quarter for the purpose of funding repurchases associated with death and $15.0 million per calendar quarter for the purpose of funding hardship repurchases.  The board, in its sole discretion, may increase or decrease the amount of funds reserved for repurchase; provided that we will send stockholders notice of the change at least thirty calendar days prior to effectuating such change.  In addition, notwithstanding anything to the contrary, at no time during any consecutive twelve month period may the aggregate number of shares repurchased under the Amended Program exceed 5.0% of the aggregate number of issued and outstanding shares of our common stock at the beginning of the twelve month period (the “5.0% Limit”).  For any calendar quarter, if the number of shares accepted for repurchase would cause us to exceed the 5.0% Limit, repurchases for death will take priority over any hardship repurchases, in each case in accordance with the procedures, and subject to the funding limits, described in the Amended Program and summarized herein.

If the amount of the funds reserved for either the death or hardship categories of repurchases in a particular calendar quarter exceeds the aggregate amount necessary to repurchase shares in that category for that calendar quarter, we may carry over the excess amount to the subsequent calendar quarters for that same type of repurchase, or we may apply the excess to the funds otherwise reserved that same quarter for the other category of repurchase.  If, on the other hand, the funds reserved for either category of repurchase are insufficient to repurchase all of the shares for which repurchase requests have been received for a particular quarter, or if the number of shares accepted for repurchase would cause us to exceed the 5.0% Limit, we will repurchase the shares in the following order:

•                                          for death repurchases, we will repurchase shares in chronological order, based upon the beneficial owner’s date of death.  If more than one party has requested the repurchase of shares based on the same date of death, we will repurchase shares on a pro rata basis only among those requesting parties.  Any party whose repurchase request has been only partially fulfilled in a particular calendar quarter as the result of insufficient funds or the 5.0% Limit, will then have the remainder of his or her shares repurchased in the immediately following calendar quarter, or quarters, ahead of any requests submitted during that following calendar quarter or quarters, assuming that the 5.0% Limit is not exceeded and that funds are available.  Shares that are not repurchased in a particular calendar quarter as the result of insufficient funds or the 5.0% Limit, will be included with all other shares for which we have received requests for death repurchases in the next calendar quarter for which funds are available, and will be repurchased in the manner of priority described above, unless the party requesting repurchase chooses to withdraw the request pursuant to the provisions described below; and

•                                          for hardship repurchases, we will repurchase shares on a pro rata basis, up to, but not in excess of, the limits described herein; provided, that in the event that the repurchase would result in a stockholder owning less than 150 shares, we will repurchase all of that stockholder’s shares.  Any stockholder whose request has been partially accepted for repurchase for a particular calendar quarter as the result of insufficient funds or the 5.0% Limit will have the remainder of his or her request included with all new requests for hardship repurchases received in the next calendar quarter for which funds are available, and will be repurchased on a pro rata basis as described above, unless the stockholder requesting repurchase chooses to withdraw the request pursuant to the provisions described below.

Eligibility for Repurchase.  The Amended Program will be available only to natural persons, including shares held by the beneficial owner through a trust, or an IRA or other retirement or profit-sharing plan.  The Amended Program will not be available to any entity, such as a partnership, corporation or limited liability company. If persons are joint registered holders of shares, a request to repurchase may be made if either of the registered holders dies or qualifies for a hardship repurchase, as applicable.

With respect to death repurchases, the following persons may request that we repurchase shares: (1) the estate of the beneficial owner; (2) the recipient of the shares through bequest or inheritance, even where the recipient subsequently registered the shares in his or her own name; (3) the beneficiary of a trust established by the deceased owner, even where the beneficiary subsequently registered the shares in his or her own name; or (4) with respect to a revocable grantor trust established by the deceased owner, the trustee of that trust.

With respect to hardship, the Amended Program will be available in the following circumstances:

•                                          With respect to hardship repurchases for disability, the stockholder must have a “qualifying disability,” meaning any determination of disability, made by an “applicable governmental agency” based on the stockholder’s physical or mental condition or impairment.  Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act or waiver of insurance premiums, will not entitle a stockholder to a hardship repurchase.  Further, because the following disabilities do not entitle a worker to Social Security disability benefits, they will not be considered qualifying disabilities, except in the limited circumstances when the stockholder is awarded disability benefits by an applicable governmental agency, as described herein:  (1) disabilities occurring after the legal retirement age; (2) temporary disabilities; and (3) disabilities that do not render a worker incapable of performing substantial gainful activity.

As used in the Amended Program, “applicable governmental agency” will have the following meaning:

•                                          in the case of a stockholder who paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration;

•                                          in the case of a stockholder who did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but who could be eligible to receive disability benefits under the Civil Service Retirement System (the “CSRS”), the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the U.S. Office of Personnel Management; or

•                                          in the case of a stockholder who did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, the Department of Veterans Affairs or the agency charged with the responsibility for administering military benefits at that time if other than the Department of Veterans Affairs.

•                                          With respect to hardship repurchases upon a stockholder’s confinement to a “long-term care facility, the “long-term care facility” must be an institution that satisfies the following conditions: (1) either: (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands); and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.

In all hardship cases, the shares requested for repurchase must have been beneficially owned by the stockholder of the Company continuously for at least one (1) year.  Further, the date of the determination of the stockholder’s qualifying disability or the admission of the stockholder to a long-term care facility, as applicable, must have occurred after the person first became a stockholder.

All or any portion of a person’s shares may be requested to be repurchased.  A repurchase request relating to 100% of a person’s shares, including for these purposes any repurchase request that, if fulfilled, would cause the person to own fewer than 150 shares, will be treated as an automatic termination of that person’s participation in our distribution reinvestment plan, effective as of the last business day of the first calendar quarter for which any of his or her shares are repurchased.

Repurchase Dates, Requests and Withdrawals.  We will repurchase shares accepted for repurchase for a particular calendar quarter on the day that is five business days prior to the last business day of the first month of the subsequent calendar quarter (the “Repurchase Date”).  Within five business days of the Repurchase Date, we will mail the cash proceeds of the repurchase.

To be eligible for repurchase for a particular calendar quarter, we must receive the repurchase request, in the form available on our website, www.inlandamerican.com, in good order, on or before the last business day of that calendar quarter.  The request must state the name of the beneficial owner of the shares and the number of shares requested to be repurchased, as well as certain additional information specific to the type of request being made, as described in the Amended Program.  A party requesting repurchase must notify us in writing of any request to withdraw a pending request.  We will not repurchase shares so long as we receive the written request to withdraw at least five business days prior to the Repurchase Date.

With respect to all requests for death repurchases, in which the date of death occurs on or after April 11, 2011, we will only accept a request received within one calendar year after the date of death.  With respect to all repurchase requests based on a date of death occurring on or after January 1, 2009 and prior to April 11, 2011, we will accept any request that is received no later than April 11, 2012.  As long as we receive a repurchase request within the applicable time periods set forth above, the request will not be deemed untimely as a result of the shares not having been repurchased by us within those periods.

With respect to all requests for hardship repurchases in which the date of the determination of the stockholder’s qualifying disability or the admission of the stockholder to a long-term care facility occurs on or after February 1, 2012, we will only accept a request received within one calendar year after the applicable triggering event.  With respect to all repurchase requests based on one of the aforementioned triggering events occurring on or after January 1, 2009 and prior to February 1, 2012, we will accept any request that is received no later than February 1, 2013.  As long as we receive a repurchase request within the applicable time periods set forth above, the request will not be deemed untimely as a result of the shares not having been repurchased by us within those periods.

Amendment, Suspension, Termination.  The Amended Program will immediately terminate if our shares are approved for listing on any national securities exchange.  Our board has the sole discretion to amend or modify any provision of the Amended Program, reject any request for repurchase, or suspend the Amended Program, in whole or in part, or terminate the Amended Program, at any time.  In the event that we amend, suspend or terminate the Amended Program pursuant to the preceding sentence, however, we will send stockholders notice of the change at least thirty days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.

The information set forth above with respect to the Amended Program does not purport to be complete in scope and is qualified in its entirety by the full text of the Amended Program, which is filed as Exhibit 99.2 hereto and is incorporated into this Current Report by reference.

Item        9.01.       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1

Master Management Agreement and Property Management Agreement Extension Agreement, dated as of December 29, 2011, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC, Inland American Industrial Management LLC, Inland American Office Management LLC and Inland American Retail Management LLC

99.1	Inland American Real Estate Trust, Inc. letter to stockholders, dated December 29, 2011

99.2	Second Amended and Restated Share Repurchase Program, effective February 1, 2012

The statements and certain other information in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Company intends that these forward-looking statements be subject to the safe harbors created thereby.  These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,”  “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely”  or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as the Company’s intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects and distribution rates and amounts are forward-looking statements.  These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, the forward-looking events might or might not occur, which may affect the accuracy of forward-looking statements and cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s Securities and Exchange Commission reports, including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the period ended September 30, 2011.  The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	December 29, 2011	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Master Management Agreement and Property Management Agreement Extension Agreement, dated as of December 29, 2011, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC, Inland American Industrial Management LLC, Inland American Office Management LLC and Inland American Retail Management LLC

99.1	Inland American Real Estate Trust, Inc. letter to stockholders, dated December 29, 2011

99.2	Second Amended and Restated Share Repurchase Program, effective February 1, 2012